Exhibit 5.1

May 20, 2010

The Board of Directors
Derma Sciences, Inc.
214 Carnegie Center, Suite 100
Princeton, NJ 08540

Re:  Registration Statement on Form S-8

Gentlemen:

We are counsel to Derma Sciences, Inc. (the “Company”) in connection with amendment no. 1 to the registration statement on Form S-8 filed May 20, 2010 (the “Registration Statement”) under the Securities Act of 1933 covering the offer and sale by the Company of up to 817,919 shares of the Company’s common stock, par value $.01 per share (the “Shares”), under the Company’s statutory and non-statutory stock option plans and restricted stock plan.

We have examined the originals, or certified, conformed or reproduction copies, of such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed.  In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies.  As to various questions of fact relevant to our opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others.

Based upon the foregoing, we are of opinion that:  (i) the Shares issued under the Company’s restricted stock plan are validly issued, fully paid and non-assessable shares of common stock of the Company, and (ii) upon exercise of the stock options granted under the Company’s stock option plans and payment of the subject option exercise prices, the Shares issued and to be issued under the stock option plans are and will be validly issued, fully paid and non-assessable shares of common stock of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in any prospectus delivered pursuant to the Registration Statement.

Very truly yours,

HEDGER & HEDGER

/s/ Raymond C. Hedger, Jr.